UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 09, 2022

Gelesis Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39362	84-4730610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Boylston Street Suite 6102
Boston, Massachusetts		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 456-4718

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	GLS	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	GLS WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On May 9, 2022, the audit committee of the Board approved a resolution appointing KPMG LLP (“KPMG”) as Gelesis Holdings, Inc.'s (“Gelesis”) independent registered public accounting firm to audit Gelesis' consolidated financial statements for the fiscal year ending December 31, 2022. KPMG served as the independent registered public accounting firm of Legacy Gelesis prior to the Business Combination. Accordingly, Marcum LLP (“Marcum”), CPSR’s independent registered public accounting firm prior to the Business Combination, was informed on May 9, 2022 that it would be replaced by KPMG as Gelesis' independent registered public accounting firm.

The report of Marcum on CPSR’s financial statements as of and for the most recent fiscal year ending December 31, 2021 and as of December 31, 2020 and for the period from February 14, 2020 (inception) through December 31, 2020 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except as follows: Marcum’s report on CPSR’s financial statements as of December 31, 2020 and for the period from February 14, 2020 (inception) through December 31, 2020 contained an explanatory note, “As discussed in Note 2 to the financial statements, the accompanying consolidated financial statements as of December 31, 2020 and for the period from February 14, 2020 (inception) through December 31, 2020, have been restated.”

During CPSR’s fiscal year ending December 31, 2021 and the period from February 14, 2020 (inception) through December 31, 2020 and the subsequent interim period through January 13, 2022, there were no disagreements between CPSR and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on CPSR’s financial statements for such years.

During CPSR’s fiscal year ending December 31, 2021 and the period from February 14, 2020 (inception) through December 31, 2021 and the subsequent interim period through January 13, 2022, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K (“Regulation S-K”) under the Exchange Act), except that Marcum advised CPSR of the following material weakness: internal control over financial reporting did not result in sufficient risk assessment of the underlying accounting for certain financial instruments.

Gelesis provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish Gelesis with a letter addressed to the SEC stating whether it agrees with the statements made by Gelesis set forth above. A copy of Marcum’s letter, dated May 10, 2022 is filed as Exhibit 16.1 hereto.

During the fiscal year ending December 31, 2021 and the period from February 14, 2020 (inception) through December 31, 2020 and the subsequent interim period through January 13, 2022, neither Gelesis, nor any party on behalf of Gelesis, consulted with KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to Gelesis' consolidated financial statements, and no written report or oral advice was provided to Gelesis by KPMG that was an important factor considered by Gelesis in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
16.1	Letter from Marcum LLP to the Securities and Exchange Commission dated May 10, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gelesis Holdings, Inc.

Date:	May 10, 2022	By:	/s/ Elliot Maltz
Elliot Maltz Chief Financial Officer (Principal Financial and Accounting Officer)